UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 26, 2004

NATIONAL VISION, INC.

(Exact name of registrant as specified in its charter)

Commission File No: 0-20001

Georgia	58-1910859
(State or other jurisdiction of	(I.R.S. employer identification
incorporation or organization)	number)

296 Grayson Highway
Lawrenceville, Georgia 30045

(770)-822-3600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 26, 2004, the Company entered into a Sixth Amendment to its Loan and Security Agreement with Fleet Retail Group. The amendment increases the limit on capital expenditures to $6,250,000 in fiscal 2005; excludes amounts the Company may spend to repurchase its senior secured notes through January 1, 2005 from the calculation of the fixed coverage ratio under the agreement; permits Fleet, during the period expiring February 28, 2005, not to make any revolving loans the Company may request under the facility; and allows the Company to invest up to $1,000,000 in its home medical equipment subsidiary, subject to a $1,000,000 limit on advances to all subsidiaries of the Company.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)          Exhibits.

Exhibit No.	Description
10.1	Sixth Amendment to Loan and Security Agreement, dated as of October 26, 2004 between National Vision, Inc. and Fleet Retail Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL VISION, INC.

Date: October 28, 2004	By:	/s/ Paul A. Criscillis, Jr. Paul A. Criscillis, Jr. Senior Vice President, Chief Financial Officer

Exhibit Index

Description	Number
Sixth Amendment to Loan and Security Agreement, dated as of October 26, 2004 between National Vision, Inc. and Fleet Retail Group, Inc.	10.1

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